COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS STRATEGIC INCOME FUND AND THE MERRILL LYNCH
DOMESTIC MASTER INDEX

EXHIBIT A:

             MERRILL LYN   DREYFUS
             DOMESTIC     STRATEGIC
 PERIOD      MASTER         INCOME
             INDEX *         FUND

10/31/88      10,000       10,000
10/31/89      11,167       11,344
10/31/90      11,878       11,494
10/31/91      13,746       13,671
10/31/92      15,142       15,399
10/31/93      16,962       18,160
10/31/94      16,348       16,809
10/31/95      18,931       19,762
10/31/96      20,013       21,199
10/31/97      21,812       23,731
10/31/98      23,886       24,619


* Source: Merrill Lynch, Pierce, Fenner and Smith Inc.



COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN DREYFUS
EQUITY DIVIDEND FUND WITH THE STANDARD AND POOR'S 500 COMPOSITE
STOCK PRICE INDEX AND THE WILSHIRE LARGE COMPANY VALUE INDEX


EXHIBIT A:

                  DREYFUS                     STANDARD & POOR'S
                   EQUITY      WILSHIRE         500 COMPOSITE
    PERIOD       DIVIDEND    LARGE COMPANY       STOCK PRICE
                   FUND      VALUE INDEX**         INDEX*

   12/29/95       10,000         10,000            10,000
   10/31/96       11,293         11,378            11,662
   10/31/97       14,607         14,628            15,406
   10/31/98       15,654         16,441            18,797


*Source: Lipper Analytical Services, Inc.
**Source: Wilshire Associates, Inc.



COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS HIGH YIELD SECURITIES FUND AND THE
MERRILL LYNCH HIGH YIELD MASTER II INDEX

EXHIBIT A:

                      MERRILL LYNC   DREYFUS
                      HIGH YIELD    HIGH YIELD
    PERIOD            MASTER II     SECURITIES
                      INDEX *          FUND

   3/25/96             10,000        10,000
   10/31/96            10,651        11,522
   10/31/97            12,177        13,956
   10/31/98            12,167        11,685

* Source: Merrill Lynch, Pierce, Fenner and Smith Inc.



COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS SHORT TERM HIGH YIELD FUND WITH THE MERRILL
LYNCH HIGH YIELD MASTER II INDEX AND THE DREYFUS
CUSTOMIZED LIMITED TERM HIGH YIELD INDEX

EXHIBIT A:
                                             DREYFUS
               DREYFUS    MERRILL LYNCH     CUSTOMIZED
              SHORT TERM    HIGH YIELD     LIMITED TERM
   PERIOD     HIGH YIELD    MASTER  II      HIGH YIELD
                 FUND        INDEX *         INDEX *

   8/16/96      10,000        10,000         10,000
  10/31/96      10,359        10,322         10,270
  10/31/97      11,745        11,800         11,411
  10/31/98      11,488        11,790         11,716

* Source: Merrill Lynch, Pierce, Fenner and Smith Inc.



COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
DREYFUS REAL ESTATE MORTGAGE FUND WITH THE LEHMAN
BROTHERS AGGREGATE BOND INDEX AND THE STANDARD &
POOR'S REAL ESTATE INVESTMENT TRUST COMPOSITE INDEX

EXHIBIT A:
                                           STANDARD
                                           & POOR'S
                                         REAL ESTATE
            DREYFUS         LEHMAN        INVESTMENT
          REAL ESTATE      BROTHERS         TRUST
 PERIOD     MORTGAGE      AGGREGATE       COMPOSITE
              FUND       BOND INDEX*       INDEX**

9/30/97      10,000        10,000          10,000
10/31/97     10,152        10,145           9,723
1/31/98      10,635        10,427          10,010
4/30/98      10,885        10,509           9,672
7/31/98      11,153        10,722           8,821
10/31/98     10,540        11,092           8,198


*Source: Lehman Brothers
**Source: Standard & Poor's